UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2015

ATRINSIC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Atlantic Avenue, Boston, Massachusetts 02110	07932
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (617) 823-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See disclosure in response to Item 2.03 below with respect to the Letter Agreements and the Modification Agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 3, 2015, Atrinsic, Inc., a Delaware corporation (the “Company”) issued secured convertible promissory notes (the “Secured Convertible Notes”) in the principal amount of $25,000 to each of Iroquois Master Fund Ltd (“Iroquois”) and Hudson Bay Master Fund Ltd. (“Hudson”) (for an aggregate of $50,000), each an existing secured lender to the Company. The Secured Convertible Notes have a maturity date of August 31, 2016 and bear interest at the rate of 5.0% per annum, payable at maturity. The outstanding principal and accrued interest of each Secured Convertible Note is convertible, subject to a 4.99% Beneficial Ownership Cap (as defined in the Secured Convertible Notes), into shares of the Company’s common stock (“Common Stock”) at an initial conversion price of $5.00 per share (subject to adjustment), at the option of the respective holders.

The obligations of the Company under the Secured Convertible Notes are secured by a first priority security interest in all of the property of the Company pursuant to letter agreements, dated September 3, 2015, with each of Iroquois and Hudson, respectively (the “Letter Agreements”). The Letter Agreements further amend the First Amended and Restated Security Agreement among the Company, Iroquois and Hudson dated as of December 18, 2014, as amended on May 15, 2015, to include the Company’s obligations under the Secured Convertible Notes. The proceeds of the Secured Convertible Notes will be utilized by the Company to fund its working capital needs.

On September 3, 2015, the Company also entered into note modification agreements, made as of July 31, 2015, with each of Iroquois and Hudson (the “Modification Agreements”) pursuant to which the maturity dates of the Prior Notes (as defined in the Modification Agreements) were extended to August 31, 2016 and the Prior Notes were amended to permit conversion of the principal and accrued interest due and payable under the Prior Notes into shares of Common Stock in accordance with the same terms and provisions of the Secured Convertible Notes.

The foregoing description of the Secured Convertible Notes, the Letter Agreements and the Modification Agreements are qualified in their entirety by the full text of the Secured Convertible Notes, the Letter Agreements and the Modification Agreements, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

 (d) Exhibits.

Exhibit Number	Description of Exhibits
4.1	Secured Convertible Note, dated September 3, 2015, in the principal amount of $25,000, bearing interest at the rate of 5.0% per annum issued by the Company to Iroquois.

4.2	Secured Convertible Note, dated September 3, 2015, in the principal amount of $25,000, bearing interest at the rate of 5.0% per annum issued by the Company to Hudson.

10.1	Letter agreement, dated September 3, 2015, between the Company and Iroquois amending the First Amended and Restated Security Agreement among the Company Iroquois and Hudson dated as of December 18, 2014, as amended on May 15, 2015.

10.2	Letter agreement, dated September 3, 2015, between the Company and Hudson amending the First Amended and Restated Security Agreement among the Company Iroquois and Hudson dated as of December 18, 2014, as amended on May 15, 2015.

10.3	Note Modification Agreement, made as of July 31, 2015, between the Company and Iroquois.

10.4	Note Modification Agreement, made as of July 31, 2015, between the Company and Hudson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Atrinsic, Inc.

Dated: September 8, 2015	By:	/s/ Edward Gildea
Edward Gildea,
Chief Executive Officer

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